SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C.  20549

                         FORM S-8
              REGISTRATION STATEMENT UNDER
         THE SECURITIES ACT OF 1933, AS AMENDED

            FAHNESTOCK VINER HOLDINGS INC.
  (Exact name of Issuer as Specified in its Charter)

Ontario, Canada                    98-0080034
(State or Other Jurisdiction of    (I.R.S. Employer
Incorporation or Organization)     Identification No.)

P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada  M4R 1K8
(Address, including zip code, of registrant's principal executive office)

FAHNESTOCK & CO. INC. 401(k) PLAN
(Full title of the plan)

Elaine K. Roberts
Fahnestock Viner Holdings Inc.
P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada M4R 1K8
Telephone (416) 322-1515
(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities to be registered               Class A non-voting shares
Amount to be registered                            42,000
Proposed maximum offering price	per share (1)      $19.50
Proposed maximum aggregate offering price          $819,000
Amount of registration fee (1)                     $241.60

(1) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee relating to the Common Stock being registered have been based on the closing price of the Common Stock as reported by The New York Stock Exchange ("NYSE") on May 18, 1998.


EXPLANATORY NOTE

This Registration Statement relates to additional shares of Class A non-voting shares (the "Class A Shares") of Fahnestock Viner
Holdings Inc., an Ontario corporation (the "Company"), to be offered and sold to Fahnestock & Co. Inc. 401(k) Plan (the
"Plan"). A registration statement (the "Plan Registration
Statement") relating to Class A Shares to be offered and sold to the Plan was filed with the Securities and Exchange Commission (the
"SEC") on February 27, 1997 (no.333-22459).

In accordance with General Instruction E to Form S-8, the Plan
Registration Statement is incorporated herein by reference and made a part hereof.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of May, 1998.


FAHNESTOCK VINER HOLDINGS INC.
(Registrant)

By: /s/ E. K. Roberts
      E. K. Roberts,
      President, Treasurer,
      Chief Financial Officer


POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Elaine K. Roberts, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature            Title                                       Date

/s/ A. G. Lowenthal  Chairman of the Board,                      May 26/98
A. G. Lowenthal      Chief Executive Officer, Director

/s/ E. K. Roberts    President, Treasurer,                       May 26/98
E. K. Roberts        Chief Financial Officer, Director

/s/A. W. Oughtred    Secretary, Director                         May 26/98
A. W. Oughtred

/s/J. L. Bitove      Director                                    May 26/98
J.L. Bitove

/s/R. Crystal        Director                                    May 26/98
R. Crystal

/s/K. W. McArthur    Director                                    May 26/98
K. W. McArthur

/s/B. Winberg        Director                                    May 26/98
B. Winberg


Pursuant to the requirements of the Securities Act of 1933, as amended the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of May, 1998.

FAHNESTOCK & CO. INC. 401(k) PLAN

BY: /s/ A.G. Lowenthal
A.G. Lowenthal, as Trustee of the
Fahnestock & Co. Inc. 401(k) Plan

BY: /s/ R.M. Neuhoff
R.M. Neuhoff, as Trustee of the
Fahnestock & Co. Inc. 401(k) Plan


INDEX TO EXHIBITS

Exhibits designated by an asterisk have been heretofore filed by the Company pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934, as amended and are hereby incorporated herein by reference to the pertinent prior filing.

Exhibit                              Sequentially
No.     Description of Exhibit       Numbered Page

4(a)			Articles of Incorporation, as		*
			amended, of Fahnestock Viner
			Holdings Inc. (previously filed
			as an exhibit to Form 20-F for
			fiscal years ended December 31,
			1986 and 1988).

4(b)			Fahnestock & Co. Inc. 401(k)		*
			Plan (including Trust Provisions)
			(previously filed as an exhibit to
			the Company's registration
			statement on Form S-8 (no.333-22459)).

5			Opinion of Borden & Elliot
			regarding the legality of any
			original issuance of common
			stock being registered.

23(a)			Consent of Coopers & Lybrand

23(b)			Consent of Coopers & Lybrand
			(401(k) Plan)

23(c)			Borden & Elliot
			(included in Exhibit 5)

24			Power of Attorney (included
			on the signature pages of
			the registration statement)

28			Financial Statements and		*
			Supplemental Information
			for the Fahnestock & Co. Inc.
			401(k) Plan for the year ended
			December 31, 1996 (previously
			filed as an exhibit to the Plan's
			annual report on Form 11-K
			for the plan year ended
			December 31, 1996))